UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2017

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue, Xianyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

Biostar Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Shareholders at its executive offices in Xianyang City, Shaanxi Province, People’s Republic of China at 9 am (local time) on June 9, 2017. Set forth below are the matters voted upon at the meeting and the voting results. On the record date of April 13, 2017, there were 2,662,652 shares of the Company’s common stock issued and outstanding and entitled to vote for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting, of which 1,606,526, or 60.34%, were present in person or represented by proxy, which constituted a quorum.

Proposal 1 (Election of Directors) - The shareholders elected Ronghua Wang, King-fai Leung, Haipeng Wu, Zhanxiang Ma and Qinghua Liu as directors of the Company to hold office until the next Annual Meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Name	Voted for	Votes Withheld	Broker Non-Votes
Ronghua Wang	522,427	7,045	1,077,054
King-fai Leung	522,140	7,332	1,077,054
Haipeng Wu	507,014	22,458	1,077,054
Zhanxiang Ma	507,141	22,331	1,077,054
Qinghua Liu	507,451	22,021	1,077,054

Proposal 2 (Ratification of Auditors) - The Company’s shareholders voted to ratify the appointment of Mazars CPA Limited as the Company’s independent registered public accounting firm for the year ending December 31, 2017 by the following vote:

Votes for	Votes against	Abstain	Broker Non-Votes
1,571,191	18,844	16,941	n/a

Proposal 3 (2017 Stock Option Compensation Plan) - The Company’s shareholders voted to approve the 2017 Stock Compensation Plan by the following vote:

Votes for	Votes against	Abstain	Broker Non-Votes
495,623	28,984	4,863	1,077,056

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:          June 12, 2017